UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2011

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2011, the Registrant issued a press release announcing that a change in the terms of the excess of loss reinsurance agreement between the Registrant’s reinsurance subsidiary, EMC Reinsurance Company, and Employers Mutual Casualty Company (Employers Mutual), the Registrant’s parent organization, has been approved for 2012.  Effective January 1, 2012, pending regulatory approval, the current $3.0 million retention, or cap, on losses assumed per event will be increased to $4.0 million.  This change is a result of efforts to ensure that the terms of the agreement are fair and equitable to both parties. This revision was approved at a joint meeting of the Inter-Company Committees of the boards of directors of the Registrant and Employers Mutual on November 2, 2011.  The cost of the excess of loss reinsurance agreement will continue at 10.0 percent of total assumed reinsurance premiums.

The Inter-Company Committees of the boards also approved an inter-company loan agreement that will allow Employers Mutual and any of its insurance company subsidiaries and affiliates, including the Registrant’s insurance and reinsurance subsidiaries, to borrow funds from one another on a short-term basis (up to 180 days) at market-based interest rates.  This agreement will become effective January 1, 2012, pending regulatory approval.  The press release is furnished as Exhibit 99.

Item 7.01	Regulation FD Disclosure.

On November 3, 2011, the Board of Directors of the Registrant declared a quarterly dividend of twenty (20) cents per share of common stock payable November 23, 2011 to shareholders of record as of November 16, 2011.  A press release was issued on November 4, 2011 announcing the dividend.

On November 3, 2011, the Registrant’s Board of Directors also authorized a $15 million stock repurchase program.  This program became effective immediatly and does not have an expiration date.  The timing and terms of the purchases will be determined by management based on market conditions and will be conducted in accordance with the applicable rules of the Securities and Exchange Commission.  Common stock repurchased under this program will be retired by the Registrant.  A press release was issued on November 4, 2011 announcing the repurchase program.  The press release is furnished as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on November 4, 2011.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release